EXHIBIT 4.7

WAIVER AND EXTENSION

Reference is hereby made to that certain Registration Rights Agreement, dated as of July 20, 2004 (the "Registration Rights Agreement"), by and among Boundless Motor Sports Racing, Inc., a Colorado corporation (the "Company"), and each of the undersigned parties (each, a "Purchaser", and collectively, the "Purchasers"). Terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Registration Rights Agreement.

The Company has not filed a Registration Statement covering all of the Registrable Securities, and because of the SEC rules will not be able to file such Registration Statement without including the Company's consolidated financial statements for the fiscal year ended September 30, 2004, which financial statements the Company anticipates being completed by December 14, 2004, at which time the Company anticipates filing the above referenced Registration Statement. The failure to file the Registration Statement by the Filing Date, and the anticipated failure of the Company to have the Registration Statement declared effective by the Effectiveness Date, has and will cause the Company to be liable for certain liquidated damages as provided for in Section 7(e) of the Registration Statement (collectively, the "Damages").

Purchasers hereby waive all Damages which have accrued or will accrue through December 14, 2004 under Section 7(e) of the Registration Rights Agreement. In addition, Purchasers Agree that the Filing Date shall be December 17, 2004 and the Effectiveness Date, for purposes of Section 7(e) of the Registration Statement, shall be February 17, 2004.

Dated as of November 15, 2004.

BOUNDLESS MOTORS SPORTS RACING, INC.

By:	/s/ Paul A. Kruger
Paul A. Kruger
Chief Executive Officer

PURCHASERS:

NORTH SOUND LEGACY FUND, L.L.C.

By:	/s/ Thomas McAuley
Thomas McAuley
Chief Investment Officer

SDS CAPITAL GROUP SPC, LTD.

By:	/s/ Scott E. Derby
Scott E. Derby
General Counsel (For SDS Class A)

SDS CAPITAL GROUP SPC, LTD.

By:	/s/ Scott E. Derby
Scott E. Derby
General Counsel (For SDS Class B)

1

NORTH SOUND LEGACY INTERNATIONAL, LTD.

By:	/s/ Thomas McAuley
Thomas McAuley
Chief Investment Officer

NORTH SOUND LEGACY INSTITUTIONAL FUND, L.L.C.

By:	/s/ Thomas McAuley
Thomas McAuley
Chief Investment Officer

2